As filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

DAVIDsTEA INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1048842
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

5430 Ferrier

Mount-Royal, Québec, Canada, H4P 1M2

(Address, Including Zip Code, of Principal Executive Offices)

Amended and Restated Equity Incentive Plan

2015 Omnibus Equity Incentive Plan

(Full Title of the Plan)

Sylvain Toutant

President and Chief Executive Officer

5430 Ferrier

Mount-Royal, Québec, Canada, H4P 1M2

Telephone: (888) 873-0006

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Luis Borgen

Chief Financial Officer

400 Fifth Avenue

Waltham, Massachusetts 02451

Telephone: (888) 873-0006

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Jane D. Goldstein	Shahir Guindi
Marko S. Zatylny	François Paradis
Ropes & Gray LLP	Osler, Hoskin & Harcourt LLP
Prudential Tower	1000 De La Gauchetière
800 Boylston Street	Street West
Boston, MA 02199	Suite 2100
Telephone: (617) 951-7000	Montréal, Québec,
Canada H3B 4W5

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share		Proposed Maximum Aggregate offering price	Amount of registration fee
Amended and Restated Equity Incentive Plan, Common Shares, no par value	3,040,000	(2)	$8.78	(3)	$26,691,200	$3,102
2015 Omnibus Equity Incentive Plan, Common Shares, no par value	1,440,000		$27.32	(4)	$39,333,600	$4,572
Total	4,480,000					$7,674
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional Common Shares that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)			Represents common shares reserved for issuance upon the exercise of options or the vesting of restricted share unit awards previously granted under the Amended and Restated Equity Incentive Plan.

(3)

The proposed maximum aggregate offering price per share for shares issuable pursuant to the Amended and Restated Equity Incentive Plan, consists of  C$526,785.49 payable in respect of 684,137 shares subject to options at an exercise price of C$0.77  per share, C$1,199,152.98 payable in respect of 360,106 shares subject to options at an exercise price of C$3.33  per share, C$3,311,332.25 payable in respect of  779,137 shares subject to options at an exercise price of C$4.25 per share, C$584,800 payable in respect of  136,000 shares subject to options at an exercise price of C$4.30 per share, and C$430,625 payable in respect of  100,000 shares subject to options at an exercise price of C$4.31 per share, as well as 980,620 shares otherwise available for issuance pursuant to restricted share units or other awards under the plan, resulting in a weighted average price per share of C$10.80 or US$8.78.  The amounts above have been converted to U.S. Dollars for purposes of this fee table at the noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York on June 12, 2015, which was US$1.00=C$1.2306.

(4)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices per Common Share on The NASDAQ Global Market as of a date (June 12, 2015) within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)

The Registrant’s Prospectus dated June 4, 2015 and filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-203219);

(2)	The Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on June 16, 2015; and

(3)

The description of the Registrant’s Common Shares, no par value, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 27, 2015, and any other amendments or reports filed for the purpose of updating such description (File No. 001-37404).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (the “CBCA”) authorizes corporations to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interest of the corporation and , in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

The Registrant’s bylaws provide that the Registrant shall indemnify directors and officers.

The Registrant has entered into agreements with its directors and officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) the Registrant or (ii) an organization of which the Registrant is a shareholder or creditor if the Indemnitee serves such organization at the Registrant’s request.

The Registrant maintains insurance policies relating to certain liabilities that the Registrant’s directors and officers may incur in such capacity.

The Registrant has entered into indemnity agreements with its directors and certain officers which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by law and as permitted by the CBCA from and against all liabilities, costs, charges and expenses that he or she may incur as a result of his or her actions in the exercise of his or her duties as director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of DAVIDsTEA Inc. (previously filed as Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of DAVIDsTEA Inc. (previously filed as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.3	Amended and Restated Equity Incentive Plan, as amended (previously filed as Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.4	2015 Omnibus Incentive Plan (previously filed as Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page in Part II)

Item 9.         Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Canada on June 18, 2015.

DAVIDsTEA Inc.

By:	/s/ Sylvain Toutant
Name:	Sylvain Toutant
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of DAVIDsTEA Inc. hereby appoint each of Sylvain Toutant, Luis Borgen and Howard Tafler, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of DAVIDsTEA Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sylvain Toutant	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2015
Sylvain Toutant

/s/ Luis Borgen	Chief Financial Officer (Principal Financial Officer)	June 18, 2015
Luis Borgen

/s/ Howard Tafler	Chief Accounting Officer (Principal Accounting Officer)	June 18, 2015
Howard Tafler

/s/ Pierre Michaud	Chairman	June 18, 2015
Pierre Michaud

/s/ Emilia Di Raddo	Director	June 18, 2015
Emilia Di Raddo

/s/ Lorenzo Salvaggio	Director	June 18, 2015
Lorenzo Salvaggio

/s/ Guy Savard	Director	June 18, 2015
Guy Savard

/s/ Herschel Segal	Director	June 18, 2015
Herschel Segal

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8 in Waltham, Massachusetts, on June 18, 2015.

By:	/s/ Luis Borgen
Name:	Luis Borgen
Title:	Authorized Representative in the United States

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of DAVIDsTEA Inc. (previously filed as Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of DAVIDsTEA Inc. (previously filed as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.3	Amended and Restated Equity Incentive Plan, as amended (previously filed as Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

4.4	2015 Omnibus Incentive Plan (previously filed as Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-203219) and incorporated herein by reference)

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page in Part II)